UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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WELLS FARGO FUNDS TRUST

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WELLS FARGO FUNDS TRUST

525 Market Street

San Francisco, CA 94105

March 11, 2009

Dear Shareholder,

On February 27, 2009, the Special Meeting of Shareholders (the “Meeting”) of each series (the “Funds”) of Wells Fargo Funds Trust (the “Trust”) originally scheduled for February 27, 2009 was adjourned until April 17, 2009 because the minimum shareholder participation of one-third of the outstanding shares of the Trust necessary to enable a vote on the proposal had not been received by that time. The meeting will reconvene on April 17, 2009, at 3:00 p.m., Pacific Time, at 525 Market Street, 12th Floor, San Francisco, California 94105.

Shareholders of the Funds will be asked at the Meeting:

1.	To elect seven nominees to the Board of Trustees of the Trust, each to hold office for the term indicated; and

2.	Consider and act upon such other matters as may properly come before the Meeting.

The Board of Trustees of the Trust unanimously recommends that you vote in favor for each nominee.

Shareholders of the Trust who received proxy materials in the mail should refer to the proxy ballot included in this mailing for instructions on how to cast their vote by telephone or by mail. To vote via the Internet, go to www.proxyvote.com and have the enclosed proxy ballot in hand when you access the web site and follow the instructions.

Thank you in advance for your participation and for your investment.

Sincerely,

C. David Messman

Secretary